Exhibit 16.1

BDO Seidman, LLP	150 Federal Street
Accountants and Consultants	9th Floor
Boston, Massachusetts 02110-1745
Telephone (617) 422-0700
Fax (617) 422-0909

November 10, 2005

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on November 4, 2005, to be filed by our former client, National Datacomputer, Inc. We agree with the statements made in response to that Item insofar as they relate to out Firm.

Very truly yours,

/s/ BDO Seidman, LLP